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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 28, 2000 included in MediaOne Group, Inc.'s consolidated financial statements for the year ended December 31, 1999, filed in AT&T Corp.'s Form 8-K dated March 27, 2000.



/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 27, 2000.